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                                                                    EXHIBIT 3.30

                                     BYLAWS

                                       OF

                       HAWAIIAN INDEPENDENT REFINERY, INC.

                                    ARTICLE I

                                  Stockholders

        Section 1. Annual Meeting. The annual meeting of the Corporation shall be held within five months following the close of each fiscal year on the day and at the place the president directs. If the president does not designate such day and place by the end of the third month following the close of the fiscal year, and unless the Board of Directors designates some other date, the annual meeting for that year shall be held in the Corporation's principal office on the last Wednesday in the fifth month following the close of the fiscal year. If that day is a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday.

        Section 2. Special Meetings. Special meetings of the stockholders may be held at any time upon the call of the president or the Board of Directors and shall be called by the president upon the written request of stockholders owning 25% or more of the shares entitled to vote at such meeting. Such request shall state the purposes of the proposed meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof.

        Section 3. Notice of Meetings of Stockholders. A written or printed notice of every meeting of stockholders, stating whether it is an annual or a special meeting, the place, day and hour thereof and the purposes therefor shall be given by the secretary not less than ten days before the date of the meeting. Such notice shall be given to each stockholder entitled to vote at the meeting by mailing it, postage prepaid, addressed

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to such stockholder at his address as it appears on the transfer books of the corporation. The notice shall be deemed given upon deposit in the United States mail. If notice is given pursuant to the provisions of this section, the failure of any stockholder to receive actual notice of meeting shall in no way invalidate the meeting or any proceedings thereat.

        Section 4. Notice Unnecessary. Any stockholder may in writing waive notice of a meeting before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall be deemed a waiver of notice of meeting unless at the opening of the meeting, he objects to the holding of the meeting due to improper notice.

        Section 5. Quorum. At any duly called meeting of stockholders, the owners of a majority of the fully paid non-assessable shares of stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provision of the statutes or of the Articles of Incorporation, in which case the express provision shall govern and control the decision of the question.

        Section 6. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each fully paid non-assessable share of the capital stock having voting power held by such stockholder. At any meeting of the stockholders an executor, administrator, guardian or trustee may vote in person or by proxy the stock of the Corporation held by him in such capacity, whether or not such stock has been transferred to his name on the books of the Corporation. In


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case the stock has not been so transferred to his name on the books of the company, he shall satisfy the secretary that he is the executor, administrator, guardian or trustee holding such stock in such capacity before being entitled to vote the stock. Where the stock is owned by two or more jointly, and is so registered on the Corporation's record of stock ownership, it may be voted by any one of the owners in person or by proxy, in the absence of protest by the others or others.

        Section 7. Adjournment. Any meeting of the stockholders, whether annual or special, may be adjourned from time to time, whether a quorum be present or not, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

                                   ARTICLE II

                               Board of Directors

        Section 1. Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

        Section 2. Election. The number of directors of the Corporation which shall constitute the whole Board shall be fixed by the by the stockholders at each annual meeting, but in no event shall there be less than three directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Article IV, and each director elected shall hold office until his successor is elected or until his earlier resignation or removal.


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        Section 3. Organizational Meeting. An organizational meeting of the
Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders. At such meeting the Board of Directors shall appoint the officers of the Corporation for the ensuing year and transact any other business.

        Section 4. Regular Meetings. The Board of Directors may establish regular meetings to be held without notice on such days and at such places as it determines. Any business of the Corporation may be transacted at any such regular meeting.

        Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the chairman of the board, the president, any vice president, or any two directors.

        Section 6. Notice of Meetings of Directors. Except as provided in
Section 4 of this Article II, the secretary shall give notice of each meeting of the Board of Directors orally or in writing at least one day before the meeting, stating the place, day and hour thereof. The failure to receive notice shall not invalidate any action at a meeting of the Board of Directors if a quorum is present. The presence of any director at a meeting shall constitute waiver of notice of the meeting. Any director may give written waiver of notice of a meeting before or after the meeting.

        Section 7. Quorum. At all meetings of the Board of Directors a majority of directors then in office shall constitute a quorum to transact business, and the majority vote of the directors constituting the quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


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        Section 8. Committees. The Board of Directors may, by resolution, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may also designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise the powers provided in the resolution. Each committee shall keep regular minutes of its meetings and report its actions to the Board of Directors when required.

        Section 9. Compensation. Directors, and members of any committee of the Board of Directors, shall be entitled to reasonable compensation for their services as directors and committee members as fixed by resolution of the Board of Directors. A director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services. Directors and committee members shall also be entitled to reimbursement for reasonable expenses incurred in attending meetings.

        Section 10. Reliance on Experts. In addition to any rights or duties prescribed by statute, any director shall perform his duties as such in good faith, in a manner he reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, but he shall not be considered to be


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acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall have no liability by reason of being or having been a director of the Corporation.

                                   ARTICLE III

                                    Officers

        Section 1. Appointment and Term. The officers of the Corporation shall be a president, one or more vice presidents, a secretary, a treasurer and such other officers as the Board of Directors may appoint. There may also be a chairman of the board, a controller and a general counsel as officers. Officers may be appointed at any meeting of the Board of Directors. Each officer shall hold office at the pleasure of the Board of Directors until its next organizational meeting or until a successor is duly appointed. No officer is required to be a director or a stockholder of the corporation. Any person may hold two or more offices except the president may not also be a vice president.

        Section 2. Voting of Stock. Unless the Board of Directors otherwise directs, the president or any vice president shall have full authority to vote the stock of other corporations owned by the Corporation at all meetings of such other corporations.

        Section 3. Chairman of the Board. If one is appointed, the chairman of the board shall preside at meetings of the Board of Directors at which he is present and shall have such other powers and duties as the Board of Directors assigns.

        Section 4. President. The president when present shall preside at all meetings of the stockholders, and in the absence of a chairman of the board at all meetings of the Board of Directors. Subject to the authority of the Board of Directors, he shall be the chief executive officer of the Corporation,


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shall have general and active charge, control and supervision of all its business and affairs. He shall have such other powers and duties as are given to him elsewhere by law or in these Bylaws and as the Board of Directors assigns.

        Section 5. Vice President. The vice president (or vice presidents, in the order of priority designated by the Board of Directors) shall assume and perform the duties of the president in the absence or disability of the president or whenever the office of president is vacant. Each vice president shall have such other powers and duties as may be given to him by law or in these Bylaws and as the Board of Directors assigns.

        Section 6. Secretary. The secretary shall attend and keep the minutes of all meetings of the stockholders and the Board of Directors, in books provided for that purpose and perform like duties for the standing committees when required; have charge and custody of the records for the issue and transfer of shares of the capital stock of the corporation; give all notices as provided by these Bylaws or the Board of Directors; and have such other powers and duties as may be incidental to the office of secretary or elsewhere given to him by law or in these Bylaws and as the Board of Directors assigns.

        Section 7. Treasurer. The treasurer shall have the custody of the corporate securities, maintain banking arrangements, and provide insurance coverage, as required for the corporation. He shall render to the President and to the Board of Directors, such accountings as they require. He shall have such other powers and duties as the Board of Directors assigns. He shall have the functions of the controller if no person is appointed to that position.

        Section 8. Controller. The controller, if appointed, shall be the chief accounting officer of the Corporation and shall keep or supervise the keeping of all financial records and


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accounts of the Corporation, disburse funds in payment of corporate debts, and render to the president and Board of Directors such statements and accountings as they require. He shall have such other powers and duties as the Board of Directors assigns.

        Section 9. Other Officers. Any other officer appointed by the Board of Directors shall have such duties as the Board of Directors assigns.

        Section 10. Reliance on Experts. In addition to any rights or duties prescribed by statute, any officer shall perform his duties as such in good faith, in a manner he reasonably believes to be in-the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, an officer shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by counsel, public accountants, or other persons as to matters which the officer reasonably believes to be within such person's professional or expert competence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted. A person who so performs his duties shall have no liability by reason of being or having an officer of the Corporation.

                                   ARTICLE IV

                               Removals, Vacancies

        Section 1. Removals. The stockholders of the Corporation may remove from office, for or without cause, any director. The Board of Directors may at any time, for or without cause, remove from office or discharge from employment any officer, agent or employee.


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        Section 2. Vacancies. In case of any vacancy occurring in the Board of
Directors between meetings of the stockholders, because of death, resignation, disqualification, removal or other cause, the remaining directors, although less than a majority of the Board of Directors, may appoint successors to hold the vacant offices for the unexpired terms thereof, respectively, or until the stockholders by election fill them.

                                    ARTICLE V

                                  Capital Stock

        Section 1. Certificates. The certificates for shares of the capital stock of the corporation shall be in such form not inconsistent with law, the Articles of Incorporation and the Bylaws, as the Board of Directors determines.

        Section 2. Stock Records. The records of the issuance and transfer of stock shall plainly show the number of each certificate issued, the date of issuance, the number of shares represented, the person to whom issued and his mailing address whether issued fully paid or assessable.

        Section 3. Execution. All stock certificates shall be sealed with the corporate seal and shall be signed either by the president or a vice president, and by either the secretary or treasurer, or by such other officers as may be authorized to sign by the Board of Directors.

        Section 4. Transfer. Transfer of shares of stock may be made by endorsement and delivery of the certificate to the Corporation or its transfer agent. The endorsee shall be entitled to a new certificate upon surrendering the old certificate and paying any tax or excise assessable on the transfer. No such transaction shall be valid, except between parties thereto, until the new certificate is issued and the transfer is recorded on the books of the Corporation, or transfer agent so as to show the


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names of the parties thereto, their addresses, and the number and description of the shares transferred. A certificate shall be cancelled upon its surrender for transfer.

        Section 5. Lost Certificates. In case of the loss, mutilation or destruction of stock certificates, a duplicate certificate may be issued upon such terms as the Board of Directors prescribes.

        Section 6. Fixing a Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 7. Registered Stockholders. The Corporation shall be entitled to treat the stockholder of record of any shares of its capital stock as the holder in fact and complete owner thereof, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as may be otherwise expressly provided by law.

        Section 8. Transfer Agent. Notwithstanding any provisions of this Article or of these By-Laws, the Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of


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the transfer agent or the registrar of transfers, or both, or otherwise as the
Board of Directors may direct.

        Section 9. Fractional Shares. No holders of shares shall be entitled to divide the interests represented thereby into fractions of shares.

                                   ARTICLE VI

                            Execution of Instruments

        Section 1. Authorized Signatures. All checks, drafts, notes, bonds, acceptances, deeds, leases, contracts, stock certificates and all other instruments shall be signed by the person or persons as provided by general or special resolution of the Board of Directors or in the absence of any such general or special resolution applicable to the instrument, then it shall be signed by the president, a vice president, the secretary or treasurer.

        Section 2. Facsimile Signatures and Seal. The Board of Directors may provide for the execution of checks, dividend warrants, stock certificates, securities and all other instruments by facsimile signature or signatures of the person or persons authorized to sign such instruments and for the facsimile seal of the corporation on such instruments.

                                   ARTICLE VII

                       Liability of Officers and Directors

        Section 1. Exculpation. No director or officer of the Corporation shall be liable for acts, defaults, or neglects of any other director or officer, or for any loss sustained by the Corporation, unless the same has resulted from his own gross and wilful misconduct, or gross and wilful neglect.

        Section 2. Indemnification.

               (a) The Corporation indemnifies each person who was or is a party or is threatened to be made a party to any


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civil, criminal, administrative or investigative action, suit or proceeding
(other than action by or in the rights of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving in such capacity at the request of the Corporation in any other corporation, partnership, joint venture, trust or other enterprise, against expenses, attorneys' fees, judgments, fines and settlements, which were actually and reasonably incurred by him in such action, suit or proceedings, if he acted in good faith and in a manner he reasonably believed to be in the best interests of this Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of this Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) The Corporation indemnifies each person who is a party or is threatened to be made a party to any action or suit by or in the right of the Corporation by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving in such capacity at the request of the Corporation in any other corporation, partnership, joint venture, trust or other enterprise, against expenses and attorneys' fees actually and reasonably incurred by him in the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of this Corporation provided that no indemnification shall be made in respect of any claim, issue or matter as to


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which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and attorneys' fees which such court deems proper.

               (c) To the extent that a person seeking indemnification under subparagraphs (a) or (b) has been successful on the merits or otherwise in defense of any action, suit or proceeding, or any claim, issue or matter related thereto, the Corporation shall indemnify him against expenses and attorneys' fees actually and reasonably incurred by the person.

               (d) The Corporation shall make indemnification payments to or on behalf of the person seeking them only if authorized in the case in question upon a determination that indemnification of such person is proper because such person meets the applicable standards set forth in subparagraphs (a) or (b). Such determination may be made (l) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) by independent legal counsel in a written opinion to the Corporation if such a quorum is not available or if a quorum of disinterested directors so directs, or (3) by a majority vote of stockholders. Notwithstanding this subparagraph (d) the Board of Directors shall not withhold indemnification payments if the person is entitled to indemnification under subparagraph (c).

               (e) The Board of Directors may authorize payment in advance of final disposition of an action suit or proceeding for the expenses incurred by a person seeking indemnification under subparagraphs (a) or (b) provided that such person delivers a


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written undertaking to repay all amounts advanced to him or on his behalf unless it is ultimately determined that such person is entitled to indemnification hereunder.

               (f) The indemnification provided by this Section 2 shall not be deemed exclusive of any other rights to which those indemnified are entitled and shall continue to a person who ceases to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

               (g) The Corporation may purchase and maintain insurance on behalf of any person described in subparagraphs (a) and (b) against liability asserted against him and incurred by him in any such capacity or arising out of his status as such. Such insurance may be procured from any insurance company designated by the Board of Directors.

                                  ARTICLE VIII

                                     General

        Section 1. Fiscal Year. The fiscal year of the Corporation shall be a calendar year unless otherwise fixed by the Board of Directors.

        Section 2. Reserve Fund. The Board of Directors may set aside out of the funds of the Corporation available for dividends such sum or sums as they deem proper, as a reserve fund, from which to meet contingencies or for equalizing dividends, or extending or maintaining the works, business, trade, or property of the Corporation, or any part thereof, or for any other purpose as the directors deem proper and conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve at any time and in any manner as it determines. The Board of Directors may invest the sum or sums set apart as a reserve fund in such securities or other invest-


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ments as it deems proper, and it may add the income from the investments to the reserve fund.

        Section 3. Seal. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and such other words, devices and inscription as the Board of Directors prescribes.

                                   ARTICLE IX

                         Conformity with Hawaii Statutes

        Section 1. Amendment of Bylaws. These Bylaws may be altered, amended, added to or repealed as provided by Hawaii Statute.

        Section 2. Other. Any provision of these Bylaws to the contrary notwithstanding, this Corporation and its Board of Directors may take any actions and shall have all powers and authority permitted by the Articles of Incorporation and Hawaii Statutes then in effect.

                                     * * * *


                               ADOPTION OF BYLAWS

        We, the undersigned on this first day of May , 1979, having executed the Articles of Incorporation of the above-named corporation for the purpose of incorporating the same under and in accordance with the laws of


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the State of Hawaii, do hereby, pursuant to said laws, adopt the foregoing provisions as the Bylaws of said corporation.

                                        /s/ JAMES S. GARY
                                        ----------------------------------------
                                            JAMES F. GARY


                                        /s/ LOWELL E. MEE
                                        ----------------------------------------
                                            LOWELL E. MEE


                                        /s/ DAVID C. VAUGHAN
                                        ----------------------------------------
                                            DAVID C. VAUGHAN


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